EXHIBIT 4.6

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the offering of shares of common stock, par value $0.0005 per share (the “Common Stock”) of ARC Group Worldwide, Inc. (the “Company”), issuable upon the exercise of subscription rights (the “Rights”).

In this form, I (we) instruct you whether to exercise Rights to purchase shares of Common Stock distributed with respect to the shares of Common Stock of the Company held by you as broker, dealer, custodian bank or other nominee for my (our) account, pursuant to the terms and subject to the conditions set forth in the Prospectus dated [•], 2018 (the “Prospectus”).

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

BOX 1.        ☐                                    Please DO NOT EXERCISE RIGHTS for me (us).

BOX 2.        ☐                                    Please EXERCISE RIGHTS for me (us) and purchase shares of Common Stock as set forth below:

	NUMBER OF SHARES OF COMMON STOCK		SUBSCRIPTION PRICE		PAYMENT

Basic Subscription Right		X	$ [•]	=	$

IF YOU HAVE FULLY EXERCISED YOUR BASIC SUBSCRIPTION RIGHT ABOVE and you wish to purchase additional shares of Common Stock, subject to availability and the conditions and limitations described in the Prospectus, please so indicate by completing the additional required information:

	NUMBER OF SHARES OF COMMON STOCK		SUBSCRIPTION PRICE		PAYMENT

Over-Subscription Right		X	$ [•]	=	$

TOTAL SUBSCRIPTION PAYMENT REQUIRED:

	+		=
(Basic Subscription Right Payment)		(Over-Subscription Right Payment)		(Total Required Payment)

FORM OF PAYMENT:

☐                                    Payment in the following amount is enclosed: $          .

☐                                    Please deduct payment of $           from my (our) following account maintained by you:

Type of Account:

Account Number:

Amount to be Deducted:

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

☐                                    Acknowledge receipt of the Prospectus and irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

☐                                    Agree that if I (we) fail to pay for the shares of Common Stock that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or in any other fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address: